Exhibit 99.1

Unusual Machines to Supply 3,500 NDAA-Compliant Motors for U.S. Army 101st Airborne Division’s A.B.E. V1.01 Drones

ORLANDO, FLORIDA / ACCESS Newswire / October 15, 2025 / Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of high-performance drone components, today announced an order from the U.S. Army’s 101st Airborne Division for 3,500 NDAA-compliant motors produced at the company’s new U.S.-based manufacturing facility. The motors will support the Division’s deployment of the new Attritable Battlefield Enabler (A.B.E.) V1.01 drones.

In addition to motors, the order includes U.S.-made, NDAA-compliant, and BLUE UAS-listed components: the Aura Analog Camera, Aura VTX, Brave Flight Controller, and Brave ESC. Together, these components ensure that the drones meet stringent compliance standards.

The Army has also indicated plans to expand procurement, targeting an additional order of 20,000 components, including motors, from Unusual Machines in 2026.

“Supporting American businesses means building the strength we rely on in the field—it ensures our systems are trustworthy and built to our standards. The ability to train like we fight, using drones that are reliable, NDAA-compliant, and under a $1,000 price point, gives our soldiers the confidence they need for real-world scenarios. The A.B.E. V1.01 is an important step forward in that effort,” said Chief Warrant Officer 4 John Brown, Robotics, Automation & Innovation Directorate for the 101st Airborne Division.

“This order demonstrates the value of investing in U.S. manufacturing and compliance,” said Stacy Wright, EVP of Revenue at Unusual Machines. “The motors produced at our new facility are designed to meet both the Army’s requirements and the broader push for U.S.-based production. We are proud to support the 101st Airborne Division as they adopt the A.B.E. V1.01 platform.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the expectation that an additional order for 20,000 components will be placed in 2026. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include unexpected issues that may arise from the opening of our new Orlando manufacturing facility, potential supply chain issues, and the Risk Factors contained in our Form 10-Q for the period ended June 30, 2025, in our Prospectus Supplement dated September 2, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

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